Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Streamline Health Solutions, Inc. of our report dated April 10, 2017, relating to the consolidated financial statements, and the financial statement schedule of Streamline Health Solutions, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Streamline Health Solutions, Inc. for the year ended January 31, 2017.

/s/ RSM US LLP

Atlanta, Georgia

October 13, 2017